Exhibit 10.5

(Translated from Chinese)

(Translator’s notation: The former name of “Entrepreneurship World Consultants Limited.” was “Entrepreneurship World Consultants Limited.”)

Cooperation Agreement

Between Entrepreneurship World Consultants Limited. and

Xi’an Chuangyetianxia Network Technology Co., Ltd.

Party A: Entrepreneurship World Consultants Limited.

Representative:

Address: Room 1216, 12/F Hongfu Building, North Avenue, Lianhu District, Xi’an City

Tel:

Party B: Xi’an Chuangyetianxia Network Technology Co., Ltd.

Representative:

Address: Room 7, 9F Headquarters, Building 2, Saigao City Plaza, No. 170 Weiyang Road, Xi’an Economic and Technological Development Zone, Shaanxi Province

Tel:

The Parties have entered into the following agreement on Party B offering platform services to Party A pursuant to the Contract Law of the People’s Republic of China through equal and amicable negotiation, and shall jointly comply with this Agreement.

Article I: General Provisions

1. Scope of cooperation: Party A shall sell the operated product Liqiang 365 on Party B’s platform (namely the interconnection section of “Chuangyetianxia” APP, hereinafter referred to as “Cooperation Platform”, “Network Platform”, or “Platform”). Party B shall provide technical support and service for Party A as the platform provider.

2. Cooperation method: Party A shall offer information service, and Party B shall offer platform service for such business of Party A. The Parties shall establish cooperation relationship. The Parties shall share profit in accordance with the provisions of the Agreement.

3. Term of cooperation: From the effective date of the Agreement to January 1, 2020.

Article II: Rights and Obligations of Party A

1. The introduction (including but not limited to picture, information, introduction, and market publicity) about product and brand in relevant materials and marketing activities of the brand and product on the cooperation platform shall not contain the contents incompliant with relevant requirements of advertisement law, or exaggerate the performance of products, mislead the market and consumers, otherwise make false propaganda or use illegal advertising copywriting. If either party hereto breaches the aforesaid provisions or violate relevant laws and regulations, and results in fine or other punishment, such party shall assume the legal responsibilities by itself.

2. Party A shall provide the products to be sold on the cooperation platform, and set product price.

3. Party A shall provide relevant product pictures, information, introduction, market and publicity documents as necessary for establishing the online cooperation platform.

4. Party A shall be liable to return or replace the products sold on the website according to the customer service standards as jointly formulated by the Parties.

5. Party A shall guarantee the lawfulness of the products sold on Internet, and shall not sell any bogus or fake products, or infringe the legal rights of any third party; otherwise, Party A shall assume the responsibilities arising therefrom.

6. Party A may not damage the state interests, social public interests, consumers’ interests and other person’s legal interests during the sales activities, or damage the interests of Party B; otherwise, the responsibilities arising therefrom shall be assumed by Party A.

7. The Parties shall respectively guarantee the lawfulness and compliance during the operation process; the legal responsibilities arising from the violation of the laws and regulations in the operation shall be assumed by the faulty party.

Article III: Rights and Obligations of Party B

1. Party B shall own the intellectual property of the background information system and operation standards for the online cooperation platform not offered by Party A.

2. Party B shall guarantee that the information system performance of the operated online cooperation platform should meet the technical specifications required for cooperation.

3. Party B shall be responsible for the mall establishment and mall operation for the online cooperation platform.

Article IV: Payment of Platform Service Fee

Party A hereby agrees to pay Party B the platform service fee in certain ratio of the product sales revenue (such sales revenue refers to the amount consumed on the cooperation platform by the customers introduced and diverted through Party B’s platform for the product operated by Party A, namely Liqiang 365). The specific settlement method: The Parties shall check accounts weekly and make payment monthly. Party A shall pay Party B the platform service fee corresponding to the income of the previous month, and the service fee shall be 10% of the sales revenue of the product operated by Party A, namely Liqiang 365. Party B shall provide Party A with official VAT invoice with equal amount meeting its requirements within 5 days from the date of receiving the payment of Party A.

Party B’s account information

Account No.: 26130501040008831

Account Name: Xi’an Chuangyetianxia Network Technology Co., Ltd.

Opening Bank: Agricultural Bank of China, Xi’an Qiaozikou Sub-branch

Article V: Trade Confidentiality

1. Trade secrets: Any technical information and operation information that either party has or has not made known to the public shall be deemed as the trade secrets of such party.

2. Confidentiality: Either party hereto shall keep any trade secrets that it learns from the other party under this Agreement confidential. Either party hereto shall not leak the trade secrets of the other party to any third party at any time without the written permission of the other party. If either party hereto breaches this provision, it shall fully compensate the other party for all the direct and indirect losses as suffered by the other party therefore.

Article VI: Liability for Breach

1. If the cooperation business as specified in this Agreement cannot be operated due to the serious breach of this Agreement by either party hereto, or if either party fails to perform any of its obligations hereunder and still fails to correct within _____ days after receiving the request of rectification, it shall be deemed as material default, and the observant party shall have the right to cancel the Agreement. If the Parties agree to continue cooperation, the breaching party shall still compensate the observant party for the economic losses as suffered.

2. In case of non-performance or delayed performance of the services hereunder due to any technical failure attributable to force majeure, neither party shall be liable for any losses arising from the misunderstanding of the consumers therefore.

3. If Party A fails to pay the revenue share as scheduled, it shall pay the liquidated damages for the overdue amount. In case of more than 10 days of delay, Party B shall have the right to cancel the Agreement. In case of any late payment due to Party B’s fault, Party A shall not assume the liabilities for breach of contract.

Article VII: Dispute Resolution Method

1. Any dispute arising from the performance of the Agreement or related to the Agreement shall be settled through amicable negotiation. In case the negotiation fails, either party hereto may submit the dispute to Beijing Arbitration Commission for ruling. The litigation costs, arbitral costs, attorney’s fee, travelling expenses, etc. arising from the dispute shall be borne by the losing party.

2. Any matter not covered herein shall be handled in accordance with Contract Law of the People’s Republic of China and other relevant laws and regulations.

Article VIII: Miscellaneous

1. The Agreement is made in duplicate, with each party holding one copy, which shall have equal legal force. The Agreement shall come into effect on the date of being signed by the Parties.

2. Any matter not covered herein and any dispute arising between the Parties shall be supplemented and resolved by the Parties through negotiation in the attitude of friendliness and mutual benefit.

(The signing page is attached)

Party A (Signature and Seal):

Representative (Signature): Yuan Fangluda

November 1,2019

Special Contract Seal of Entrepreneurship World Consultants Limited.

Party A (Signature and Seal):

Representative (Signature): Wu Bin

November 01, 2019

Special Contract Seal of Xi’an Chuangyetianxia Network Technology Co., Ltd.

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